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                             STOCK PLEDGE AGREEMENT

         This Stock Pledge Agreement ("Pledge Agreement") is made by Fidelity Leasing, Inc. ("Pledgor") and delivered to First Union National Bank, as Agent for the ratable benefit of Lenders (in such capacity, "Pledgee") and is given and is intended to provide additional security for all indebtedness, obligations and liabilities of Pledgor to Agent and the Lenders ("Obligations") under a certain Amended and Restated Loan and Security Agreement dated September 30, 1998 by and among Pledgor and Pledgee and the other parties named therein (as the same may be amended or modified from time to time, most recently by amendment even date herewith, the "Loan Agreement").

         Pledgor, intending to be legally bound hereby, and for other good and sufficient consideration, the receipt of which is hereby acknowledged, does hereby assign, pledge, hypothecate, deliver and set over to Pledgee, its successors and assigns, the property described in the Schedule of Collateral attached hereto and made part hereof, including all additions, exchanges, replacements and substitutions therefor, dividends and distributions with respect thereto, and the proceeds thereof, (collectively, the "Collateral") and Pledgor hereby grants to Pledgee a continuing lien and security interest in the Collateral as collateral security for the payment and performance of the Obligations.

         (1)      Pledgor hereby represents and warrants that:

                  (a) Except as pledged herein, Pledgor has not sold, assigned, transferred, pledged or granted any option or security interest in or otherwise hypothecated the Collateral in any manner whatsoever and the Collateral is pledged herewith free and clear of any and all liens, security interests, encumbrances, claims, pledges, restrictions, legends, and options;

                  (b) Pledgor has the full power and authority to execute, deliver, and perform under this Pledge Agreement and to pledge the Collateral hereunder;

                  (c) The execution and delivery of this Pledge Agreement by Pledgor shall not (i) violate or result in a default or breach (immediately or with the passage of time) under any contract, agreement or instrument to which Pledgor is a party or by which Pledgor is bound, (ii) violate or result in a default or breach under any order, decree, award, injunction, judgment, law, regulation or rule, (iii) cause or result in the imposition or creation of any lien upon any property of Pledgor, or (iv) violate or result in a breach of the articles of incorporation or bylaws of Pledgor;

                  (d) This Pledge Agreement constitutes the valid and binding obligation of Pledgor, enforceable in accordance with its terms;

                  (e) The Collateral has been duly and validly authorized and issued by the issuer thereof and such Collateral is fully paid for and non-assessable; and

                  (f) Pledgor is delivering to Pledgee all certificates representing or evidencing the Collateral, accompanied by duly executed instruments of transfer or assignments in blank, to be held by Pledgee in accordance with the terms hereof.

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         (2) This Pledge Agreement shall continue in effect to secure all
Obligations from time to time incurred or arising and may not be revoked or terminated.

         (3) If an Event of Default occurs under and as defined in Loan Agreement, then Pledgee may, at its sole option, exercise from time to time with respect to the Collateral, any and/or all rights and remedies available to it hereunder, under the Uniform Commercial Code, or otherwise available to it, at law or in equity, including without limitation, the right to dispose of the Collateral at public or private sale(s) or other proceedings, and Pledgor agrees that, if permitted by law, Pledgee or its nominee may become the purchaser at any such sale(s).

         (4)(a) In addition to all other rights granted to Pledgee herein or otherwise available at law or in equity, Pledgee shall have the following rights, each of which may be exercised at Pledgee's sole discretion (but without any obligation to do so), at any time following the occurrence of an Event of Default under and as defined in the Loan Agreement, without further consent of Pledgor, upon written notice from Pledgee to Pledgor that Pledgee has exercised its rights hereunder: (i) to transfer the whole or any part of the Collateral into the name of itself or its nominee or to conduct a sale of the Collateral pursuant to the Uniform Commercial Code as enacted in Pennsylvania or pursuant to any other applicable law; (ii) to vote the Collateral; (iii) to notify the persons obligated on any of the Collateral to make payment to Pledgee of any amounts due or to become due thereon; and (iv) to release, surrender or exchange any of the Collateral at any time, or to compromise any dispute with respect to the same. Pledgee may proceed against the Collateral, or any other collateral securing the Obligations (as defined herein and under the Loan Agreement), in any order, and against Pledgor and any other obligors, jointly and/or severally, in any order to satisfy the Obligations (as defined herein and under the Loan Agreement). Pledgor waives and releases any right to require Pledgee to first collect any of the Obligations secured hereby from any other collateral of Pledgor or any other party securing the Obligations (as defined herein and under the Loan Agreement) under any theory of marshalling of assets, or otherwise. All rights and remedies of Pledgee are cumulative, not alternative.

            (b) Pledgor hereby appoints Pledgee its attorney-in-fact to arrange, at Pledgee's option, (i) to effectuate the transfer of the Collateral on the books of the issuer thereof to the name of Pledgee or to the name of Pledgee's nominee, designee or assignee (ii) to endorse and collect checks payable to Pledgor representing distributions or other payments on the Collateral, and
(iii) to carry out the terms and provisions hereof.

         (5) The proceeds of any Collateral received by Pledgee at any time, whether from the sale of Collateral or otherwise, may be applied to or on account of the Obligations and in such order as Pledgee may elect. In addition, Pledgee may, in its discretion, apply any such proceeds to or on account of the payment of all costs and expenses (including, without limitation, attorneys' fees and legal expenses) which may be incurred by Pledgee in the enforcement, protection, preservation or defense of Pledgee's rights hereunder, including without limitation, the custody, preservation, use, operation, preparation for sale or sale of the Collateral.

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         (6) Pledgor recognizes that Pledgee may be unable to effect, or may effect only after such delay which would adversely affect the value that might be realized from the Collateral, a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices and on terms less favorable to Pledgee or the seller than if sold at public sales, and therefore recognizes and confirms that such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they were made privately. Pledgor agrees that Pledgee has no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended.

         (7) In the event that any stock dividend, reclassification, readjustment or other change is made or declared in the capital structure of, or Pledgor acquires or in any other manner receives additional shares of stock in, any corporation described in the attached Schedule of Collateral, if any, or any option included within the Collateral is exercised, or both, all new, substituted and additional shares, or other securities, issued by reason of any such change or exercise shall be delivered to and held by Pledgee under the terms hereof in the same manner as the Collateral originally pledged hereunder. No cash dividends may be paid to or retained by Pledgor unless expressly permitted in writing by Pledgee.

         (8) So long as no Event of Default has occurred and is continuing under and as defined in the Loan Agreement, and, until Pledgee notifies Pledgor in writing of the exercise of its rights hereunder, Pledgor shall retain the sole right to vote the Collateral, if any, on all corporate questions for all purposes not inconsistent with the terms hereof, as well as retain all other rights relating to the Collateral not inconsistent herewith, including, without limitation, subscription rights.

         (9) Pledgee shall have no obligation to take any steps to preserve, protect or defend the rights of Pledgor or Pledgee in the Collateral against other parties. Pledgee shall have no obligation to sell or otherwise deal with the Collateral at any time for any reason, whether or not upon request of Pledgor, and whether or not the value of the Collateral, in the opinion of Pledgee or Pledgor, is more or less than the aggregate amount of the Obligations secured hereby, and any such refusal or inaction by Pledgee shall not be deemed a breach of any duty which Pledgee may have under law to preserve the Collateral. Unless expressly set forth herein, no duty, obligation or responsibility of any kind is intended to be delegated to or assumed by Pledgee at any time with respect to the Collateral.

         (10) To the extent Pledgee is required by law to give Pledgor prior notice of any public or private sale, or other disposition of the Collateral, Pledgor agrees that five (5) days' prior written notice to Pledgor shall be a commercially reasonable and sufficient notice of such sale or other intended disposition. Pledgor further recognizes and agrees that if the Collateral, or a portion thereof, threatens to decline speedily in value or is of a type customarily sold on a recognized market, Pledgor shall not be entitled to any prior notice of sale or other intended disposition.

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         (11) Pledgor shall indemnify, defend and hold harmless Pledgee from and against any and all claims, losses and liabilities resulting from any breach by Pledgor of Pledgor's representations and covenants under this Pledge Agreement.

         (12) Pledgor hereby waives notice of (a) acceptance of this Pledge Agreement, and (b) the existence of any Event of Default under and as defined in the Loan Agreement, the making of demand, or the taking of any action by Pledgee under the Loan Agreement.

         (13) Pledgor hereby consents and agrees that Pledgee may at any time or from time to time in its sole discretion (a) extend or change the time of payment and/or the manner, place or terms of payment of any and all Obligations (as defined herein and in the Loan Agreement), (b) amend, supplement or replace the Loan Agreement or any of the other Loan Documents (as defined in Loan Agreement), (c) renew, extend, modify, increase or decrease loans and extensions of credit under the Loan Agreement, (d) modify the terms and conditions under which loans and extensions of credit may be made under the Loan Agreement, (e) settle, compromise or grant releases for any Obligations (as defined herein and in the Loan Agreement) and/or any person or persons liable for payment of any Obligations (as defined herein and in the Loan Agreement), (f) exchange, release, surrender, sell, subordinate or compromise any collateral of any party now or hereafter securing any of the Obligations (as defined herein and in the Loan Agreement) and (g) apply any and all payments received from any source by Pledgee at any time against the Obligations in any order as Pledgee may determine; all of the foregoing in such manner and upon such terms as Pledgee may determine and without notice to or further consent from Pledgor and without impairing or modifying the terms and conditions of this Pledge Agreement which shall remain in full force and effect.

         (14) This Pledge Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on Pledgor for or delay in enforcing or failure to enforce, performance or payment of the Obligations (as defined in the Loan Agreement), or (b) any failure, neglect or omission on Pledgee's part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgor or any other party securing the Obligations (as defined herein and in the Loan Agreement).

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         (15) Pledgor covenants and agrees that Pledgor shall not, without the prior written consent of Pledgee, sell, encumber or grant any lien, security interest or option on or with respect to any of the Collateral.

         (16) Any failure of or delay by Pledgee to exercise any right or remedy hereunder shall not be construed as a waiver of the right to exercise the same or any other right or remedy at any other time.

         (17) This Pledge Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may be modified only by a written instrument signed by the party or parties against whom any change is sought to be enforced.

         (18) This Pledge Agreement is made in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and the provisions hereof shall be deemed severable in the event of the invalidity of any provision. Pledgor and Pledgee each irrevocably waive any and all right to a jury trial in any action, proceeding or controversy arising from or relating to this Pledge Agreement.

         (19) All communications which Pledgee may provide to Pledgor herein shall be sent to Pledgor at the address set forth below in the manner provided for sending notices under the Loan Agreement.

         (20) This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

         This Stock Pledge Agreement is executed this 26th day of March, 1999.

                                                     FIDELITY LEASING, INC.


Attest:                             By:
       ------------------------        ---------------------------
Name:                             Name:
       ------------------------        ---------------------------
Title:                           Title:
       ------------------------        ---------------------------

                               Address:
                                        --------------------------

                                        --------------------------



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                             SCHEDULE OF COLLATERAL

         The following Collateral is hereby pledged by Pledgor to Pledgee pursuant to the Stock Pledge Agreement to which this Schedule is attached:



         Company                Certificate No.           Amount of Shares
         -------                ---------------           ----------------

 JLA Credit Corporation               18                      60,000









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